UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 10, 2005

KUHLMAN COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50187	86-0883289
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(Address of principal executive offices) (Zip Code)

(612) 338-5752
(Registrant’s telephone number, including area code)

Gaming Venture Corp., U.S.A.
801 Pascack Road
Paramus, New Jersey 07652
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Kuhlman Business by Merger

     Pursuant to an Agreement and Plan of Merger dated as of April 14, 2005 (the “Merger Agreement”), by and among Kuhlman Company, Inc. (f/k/a Gaming Venture Corp., U.S.A.,) (the “Company”), Gaming Venture Newco, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Subsidiary”), and SK2, Inc., a Minnesota corporation owning and operating the business of the Kuhlman retail stores (such company, “SK2” or “Kuhlman”), Merger Subsidiary merged with and into Kuhlman, with Kuhlman remaining as the surviving entity and a wholly owned operating subsidiary of the Company (the “Merger”). The Merger was effective as of June 10, 2005, upon the filing of articles of merger with the Delaware Secretary of State.

     Immediately prior to the Merger, the Company effected a 1-for-5 reverse stock split of its capital stock, and filed articles of amendment amending its articles of incorporation to provide for the following: (1) a change in the Company’s name from “Gaming Venture Corp., U.S.A.” to “Kuhlman Company, Inc.”; and (2) the grant of “blank check preferred” authority to the Company’s board of directors, under which authority the Company’s board of directors, without any further stockholder approval, may create, designate and issue shares of capital stock that having rights, including financial rights, that are either limited or preferred when compared with the Company’s common stock. In addition, the Company’s board of directors also caused a certificate of designation, pursuant to which the Company created and designated a series of preferred stock called “Series A Preferred Stock,” to be filed with the Nevada Secretary of State. Shares of Series A Preferred Stock were issued to former Kuhlman shareholders in the Merger, and are convertible into shares of the Company’s common stock.

     At the effective time of the Merger, the legal existence of Merger Subsidiary ceased, and all of the approximately 14,749,950 shares of Kuhlman common stock that were outstanding immediately prior to the Merger and held by Kuhlman shareholders were cancelled, with one share of Kuhlman common stock issued to the Company. Simultaneously, the former holders of Kuhlman common stock received an aggregate of approximately 14,749,950 shares of Series A Preferred Stock of the Company, representing approximately 91.8% of the Company’s capital stock outstanding immediately after the Merger. In addition, all holders of securities exercisable for shares of common stock of Kuhlman received similar securities for the purchase of Series A Preferred Stock of the Company.

     The Series A Preferred Stock will be convertible on a one-for-one basis for shares of Company common stock. Series A Preferred Stock will not have a liquidation preference. Without the consent of holders of a majority of the outstanding Series A Preferred Stock, the Company may declare no dividends on any junior securities so long as there is outstanding Series A Preferred Stock. The Series A Preferred Stock may be converted into common stock following the effectiveness of a registration statement covering the conversion of such preferred shares. The Series A Preferred Stock will automatically convert into shares of Company common stock upon the one-year anniversary of the Merger (i.e., June 10, 2006). Holders of Series A Preferred Stock will be entitled to vote on all matters submitted to a vote of Company stockholders on an as-if-converted basis, and will have the other rights accorded to preferred stock under state law, including the right to class voting in certain circumstances.

     The Merger represents a change in control of the Company inasmuch as greater than 50% of the issued and outstanding voting stock of Company on a post-Merger basis is now held by the former holders of Kuhlman common stock. As of the date of this current report, there are approximately 16,052,835 shares of Company capital stock outstanding, of which 1,302,885 are shares of the Company’s common stock and 14,749,950 are shares of the Company’s Series A Preferred Stock.

Security Ownership of Certain Beneficial Owners and Management

     The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company’s outstanding common stock after the Merger, by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding common stock, (ii) each director of the Company, (iii) each named executive officer (as defined in Item 402(a)(3) of Regulation S-B under the Securities Act of 1933) of the Company, and (iv) all executive officers and directors as a group:

	No. of Shares of	Percentage of
	Common Stock	Common Stock
Beneficial Owner	Beneficially Owned (1)	Beneficially Owned (%)
Scott and Susan Kuhlman	3,437,500	21.4%
Jon Sabes (2)	2,425,833	15.0%
David Ferris (3)	27,500	*
Chris Larson (3)	27,500	4.8%
Dan Rindos (3)	91,100	*
Jon Gangelhoff (4)	157,000	*
Greg Griffith (4)	95,000	*
Joseph Geraci (5)	990,000	6.1%
All Company directors and officers as a group (6)	6,261,433	38.6%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules, beneficial ownership includes any shares as to which the shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned does not constitute an admission on the part of the shareholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)	Includes shares held in the name of Mokeson, LLC, an entity beneficially owned by Jon Sabes, and 27,500 common shares issuable upon the exercise of options.

(3)	Includes 27,500 common shares issuable upon the exercise of options.

(4)	Includes options to purchase 70,000 shares of Series A Preferred Stock.

(5)	Shares are held in the name of Isles Capital, LLC, an entity beneficially owned by Joseph Geraci, and are Series A Preferred Stock.

(6)	Includes Messrs. Kuhlman, Sabes, Ferris, Larson, Rindos, Gangelhoff and Griffith.

Company Directors and Executive Officers After the Merger

     At the effective time of the Merger, the Company’s board of directors was reconstituted by the appointment of Scott Kuhlman, David Ferris, Chris Larson and John Sabes as directors, and the resignations of Derek James, Alan, Woinski and Kim Woinski from their roles as officers and directors of the Company. Dan Rindos, a director of the Company prior to the Merger, continues to serve as a director of the Company following the Merger. Biographical information for the Company’s new directors is set forth below.

     Scott Kuhlman, 40, has served as a Chairman, Director and Chief Executive Officer of the Kuhlman since its inception. Mr. Kuhlman’s 25-year career in the retail apparel industry includes extensive experience in retail sales and apparel production. He has worked with small and large chain apparel retail businesses and positions include sales, buying and managing in a variety of areas. Mr. Kuhlman moved into the wholesale side of apparel in 1993 and worked with companies including Joseph Abboud, Sero, HartMarx, Jack Victor and Arnold Brant. Mr. Kuhlman has a bachelor’s degree in Finance from the University of Nebraska-Omaha.

     Jon Sabes, 38, is currently Chief Executive Officer of Opportunity Finance, LLC, a specialty finance company. Mr. Sabes has over 16 years experience in finance, business development, and consulting in a variety of industries. Mr. Sabes was a founding partner of Jon Adams Financial Co., LLP, a law firm and business advisory firm specializing in providing small and medium-size businesses with professional services related to mergers and acquisitions and corporate finance. Prior to creating Jon Adams Financial Co., Mr. Sabes served as a tax consultant with Ernst & Young LLP. In addition, Mr. Sabes’ professional experience includes serving as Vice President of Business Development for Gaming Corporation of America and investment banking with Jefferies & Company, Inc. Mr. Sabes earned a Juris Doctor, cum laude, from the University of Minnesota Law School and holds a B.A. in Economics from the University of Colorado.

     David Ferris, 49, is currently Assistant Vice President of Cargill, Inc. where he advises the board of directors and management on corporate performance and executive compensation issues and is responsible for Cargill’s compensation and benefit programs worldwide. From 1993 to 1996, when he joined Cargill, he was a national practice leader with Aon Consulting Group. Aon Consulting Group provides corporations with software tools and education services to better educate their employees on financial planning for retirement. From 1991 to 1993, he was a principal with Retirement Strategies, which developed employee asset and liability modeling software for sponsors of pension and defined contribution plans. From 1980 to 1991, Mr. Ferris was Director of Risk Management and Investments with Honeywell. Mr. Ferris has a B.A. in Economics from the University of St. Thomas, St. Paul, Minnesota, and has attended the Carlson School of Management, University of Minnesota, taking graduate programs in Masters of Industrial Relations and in Masters of Business Administration, concentration in finance.

     Christopher Larson, 33, is a co-founder and has served as Chief Financial Officer of Cash Systems Inc. (AMEX: CKN) from June 1999 to January of 2005. In January 2005, Mr. Larson was promoted to Chief Operating Officer of Cash Systems. Mr. Larson has served as a director of Cash Systems since the company went public in October 2001. Cash Systems is a leading provider of cash access service to the casino industry. Mr. Larson is also a certified public accountant.

     Upon the effectiveness of the Merger, the Company’s executive management team was also reconstituted. Prior to the Merger, Alan Woinksi served as the Company’s President and Chief Executive Officer. Effective upon the Merger, the Company’s newly reconstituted board of directors appointed the following individuals to serve as executive officers and key employees of the Company:

Name	Position
Scott Kuhlman	President and Chief Executive Officer
Jon Gangelhoff	Chief Financial Officer
Susan Kuhlman	Director of Business Development
Greg Griffith	Chief Operating Officer

     The biographies of the executive management team members and key employees who are not Company directors are set forth below:

     Jon Gangelhoff has served as the Chief Financial Officer of Kuhlman since October 2004. Prior to joining Kuhlman, he served as CFO of M|A|Peterson, a nationally recognized design/build firm for two years, and spent ten years at Hauenstein & Burmeister where he began as Director of Information Systems, moved to Director of Operations and ultimately served as Chief Financial Officer. Mr. Gangelhoff’s 25-year career includes work with rapidly growing companies where his primary responsibilities included the design and implementation of financial, organizational and internal controls. He is a graduate of Mankato State University.

     Susan Kuhlman is currently the Company’s Director of Business Development and has served as a director and Secretary of Kuhlman since it’s inception. Ms. Kuhlman has extensive professional and managerial experience. Her 20-year professional career includes positions of responsibility as producer and director of several television and cable network programs for the University of Nebraska-Lincoln and a variety of other businesses. She has held a variety of positions within sales, including creating new business for a graphic design and web-development firm and starting her own business with a partner in residential interior design. Ms. Kuhlman’s experience within the apparel industry includes six years as District Manager and Sales Representative for Audrey Buckner Neckwear and two years with a start-up sportswear company, Balata. She received her bachelor’s degree in Broadcast Journalism from the University of Nebraska-Lincoln.

     Greg Griffith has served as Kuhlman’s Chief Operating Officer since April 2004. Mr. Griffith’s 20-year career in the retail apparel industry began at Jos. A. Bank and Macy’s New York. A majority of his career (12 years) were at Nordstrom, where he was buyer-merchandiser of men’s tailored clothing for ten midwest stores. At Nordstrom, Mr. Griffith managed annual volume of $39 million, with gross margin dollars of $16 million. His last two years of employment were with Bachrach, where he was product merchandiser of men’s tailored clothing for 52 stores. At Bachrach, he managed an annual volume of $20 million with an annual gross margin of $12 million. Mr. Griffith is a graduate of Ohio State University with a BA in Business.

     The board of directors of Kuhlman, the Company’s wholly owned subsidiary after the Merger, consists of Scott Kuhlman, David Ferris, Chris Larson and John Sabes. Currently, Scott Kuhlman serves as Chief Executive Officer and President of Kuhlman and Jon Gangelhoff serves as Chief Financial Officer of Kuhlman.

Audit Committee

     Effective as of the Merger, the Company formed an audit committee of the board of directors. The current members of the audit committee of the board of directors are Messrs. Rindos, Sabes and Larson. The audit committee will operate under a written charter adopted as of the effective date of the Merger. The audit committee assists the board of directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management’s policies and procedures. In performing these functions, the audit committee will meet periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the audit committee recommends the independent auditors for appointment by the board of directors. Prior to the Merger, the Company did not have an audit committee. The members of the audit committee are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

     The board of directors has determined that each of the audit committee members is able to read and understand fundamental financial statements. In addition, the board of directors has determined that at least one member of the audit committee, Mr. Chris Larson, is an “audit committee financial expert” as that term is defined in Item 401(e)(2) of Regulation S-B promulgated under the Securities and Exchange Act of 1934. Mr. Larson’s relevant experience includes his prior service as the Chief Operating Officer of Cash Systems, Inc., and his past experience as a director of Cash Systems, Inc. In addition, Mr. Larson is a certified public accountant.

Executive Compensation

Summary Compensation Table

     The following table sets forth the cash and non-cash compensation for awarded to or earned by (i) each individual serving as Chief Executive Officer of Kuhlman since its inception; and (ii) each other individual that served as an executive officer of Kuhlman at the conclusion of the fiscal year ended December 31, 2004 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (of which there were none) (collectively, the “Named Executives”).

						Long-Term
						Compensation
		Annual Compensation				Awards
						Securities
						Underlying
					Other Annual	Options
Name and Principal Position	Year	Salary ($)		Bonus ($)	Compensation ($)	(#)

Scott Kuhlman,	2004	82,446	(2)	—	—	—

President and CEO (1)	2003	0		—	—	—

(1)	Mr. Kuhlman became the President and Chief Executive Officer of the Company effective as the Merger.

(2)	Figure includes distributions (as opposed to salary payments) aggregating to $53,600 made by Kuhlman Company, LLC, the predecessor in interest of SK2, Inc. The remaining $28,846 was paid by SK2, Inc. as salary.

Stock Options

     There were no stock options awarded to any of the Named Executives during fiscal year 2004, and nor were there any option exercises by the Named Executives during fiscal year 2004. As of the date of this current report, there have been no stock options awarded to or exercised by the Named Executives since the conclusion of fiscal year 2004.

Compensation of Directors

     Directors of Kuhlman have not in the past received any compensation for attending board of directors or committee meetings, although after the Merger the Company’s board of directors adopted a new policy for compensating directors. After the Merger, the Company will award directors annual options to purchase 27,500 shares of Company common stock in addition to a $3,000 clothing allowance. Effective as of the Merger, the Company awarded 110,000 options to four of its directors (Messrs. Ferris, Sabes, Larson and Rindos).

Employment and Change-in-Control Agreements

     On May 19, 2005, the Company entered into three-year employment agreements with both Scott and Susan Kuhlman. Mr. Kuhlman will receive an annual salary of $150,000 and be eligible for an annual bonus, at the discretion of the Compensation Committee of board of directors, of up to 100% of his annual salary. Ms. Kuhlman will receive an annual salary of $100,000 and be eligible for an annual bonus, at the discretion of the Compensation Committee, of up to 100% of her annual salary. The employment agreements contain confidentiality, non-solicitation and non-competition covenants which generally provide that neither employee will compete with the Company for a period of two years following the termination of their employment with the Company. In the event the Company terminates either Mr. or Ms. Kuhlman’s employment without “cause” (as defined in the employment agreements), such terminated employee will be entitled to salary continuation for a period of two years and the unvested portions of their option grants will vest immediately.

Certain Transactions and Relationships

     A3, LLC (“A3”) is a Minnesota limited liability company which was originally owned 50% each by Scott Kuhlman and Mr. Mark Vannelli. Kuhlman’s business ideas and its first retail store originated in A3. In July 2004, Scott Kuhlman purchased substantially all of Mark Vannelli’s interest in A3 and Messrs. Kuhlman and Vannelli contributed their interests in A3 to Kuhlman in exchange for common stock representing 90% of the ownership of Kuhlman.

     Effective March 22, 2004, Kuhlman entered into a Credit Agreement (the “Credit Agreement”) with Opportunity Finance, LLC (“Opportunity”) for a revolving line of credit up to $750,000 for a period ending on March 31, 2007. Jon Sabes, a Company director, controls Opportunity. The credit line is available for inventory purchases and working capital and is secured by all assets of Kuhlman. As of June 30, 2004, Opportunity had advanced $750,000 to Kuhlman pursuant to a promissory note which is due and payable in full on March 31, 2007, with installments of principal, plus interest at the rate of 1% for each 30-day period from the date of each advance, payable on the last business day of each calendar quarter. In connection with the Credit Agreement, Opportunity was issued a warrant exercisable until March 22, 2009 for 3,100,000 shares of Kuhlman common stock, for a total warrant exercise price of $250,000. These warrants were exercised on a cashless basis in March and April of 2005 for an aggregate of 2,880,000 shares of Kuhlman common stock. The Credit Agreement provides that until March 22, 2006, Opportunity has a right of first refusal on financing for Kuhlman, including any equipment leasing or debt financing of any kind and any equity investment.

     Scott Kuhlman and Susan Kuhlman are husband and wife.

Description of Newly Acquired Kuhlman Business

General

     Kuhlman is a specialty retailer and wholesale provider of exclusively designed, distinctive, high quality apparel, offered under the “Kuhlman” brand through Kuhlman-owned retail stores and under private labels through other large retailers. The strategy of Kuhlman and the Company (collectively referred to in this Description of Newly Acquired Kuhlman Business as the “Company”) is to develop a nationally recognized Kuhlman brand by opening strategically placed stores in upscale shopping malls, upscale street locations, high-traffic transportation hubs and open air life style centers, all offering a demographic consistent with the target customer. The Kuhlman brand, founded and designed by Scott and Susan Kuhlman, is initially focused around woven shirts for men, 20 years and older, sourced directly from what they believe are the very finest European mills and factories. Vertically integrated operations, from conceptual design and fabric sourcing through manufacturing and distribution, afford the Company competitive advantages through lower product costs and faster fulfillment on design decisions. The Company’s multi-channel sales approach, through Company-owned retail store sales and wholesale private label sales, offers the Company multiple distribution outlets for its apparel and negotiating leverage with its sources of supply. In addition to the Kuhlman stores for men, the Company has developed a women’s specialty store format (two stores opened in late 2004). Kuhlman women’s apparel is directed at the same consumer demographic as men’s apparel: consumers 20 years and older who demand both distinctive styling and a high value proposition. Kuhlman is also exploring (1) larger store formats with wider merchandise selection reflecting a brand synonymous with a high quality, high value lifestyle; and (2) SK2, a retail store featuring more casual and denim products.

     The Company has focused on developing a “small-box” retail store format for selling its men’s woven shirts. Kuhlman’s “small-box” is a 500-1,200 square foot store located in upscale shopping malls and other high consumer traffic locations. The Company strives to differentiate its look from other storefronts with a distinct, bold color pallet, innovative fixtures and a lively atmosphere. The ideal location within the mall is a visible area near a higher-end department store, such as Neiman Marcus, or an upscale specialty retailer, such as Armani Exchange. The Company’s rollout strategy is predicated around flexibility and portability, with inexpensive build-outs, quick openings, and storefronts delivering a high visual impact.

     As of the date of this current report, the Company either operates or has entered into leases for 40 retail stores in 16 states. Kuhlman competes in the “better-priced” market, with most stores located in upscale malls. Additionally, there are outlet locations near Detroit and Minneapolis that provide clearance activities for the regular retail stores and is the Company’s only off-price distribution point.

     The Company’s real estate strategy is to focus on the top 400 malls in the United States. The Company has found that mall developers are receptive to providing the Company with competitively priced, temporary leases in order to obtain the Kuhlman concept to augment their overall storefront merchandising strategy. The Company attributes this to the lack of innovation in men’s specialty retailing over the past ten years. Once within a mall, expansion or location upgrades are relatively simple given the Company’s portable small-box storefront concept. The establishment of a profitable anchor store within a high traffic mall provides the foundation to launch its store clustering expansion strategy in selected markets.

     In addition to its retailing operations, the Company generates revenue by providing product design and contract manufacturing for department store retailers seeking to augment their in-house expertise. A developing trend in department store retailing has these merchandisers outsourcing design and product development decisions to experts better able to anticipate trend changes quickly. Scott and

Susan Kuhlman are regularly asked to present their thoughts to “big-box” retailers regarding new clothing lines. Corporate profitability is enhanced in two ways by the wholesale business. First, the margins associated with wholesale business are higher because the Company does have the associated costs of goods sold. More importantly, the volume generated by the wholesaling activity enables the Company to lower its own costs through the volume discounts that result from controlling a larger percentage of it manufacturers’ capacity. Additionally, staying close to other retailers and their buying decisions provides the Company with an insider’s view of competitive decision making, giving Kuhlman an edge in keeping its apparel looking new, fresh and differentiated.

The Kuhlman Consumer

     The Kuhlman consumer is identified as a style conscious man, age 20-50, with limited time to shop. This consumer is looking for “his” retail store – a store delivering consistently on quality, styling, and value. The Kuhlman concept appeals to these men because of its focused merchandising, wardrobe building strategy, efficient store layouts, continual flow of new merchandise, and compelling value. The target consumer is someone who has either: out-grown the Gap, Abercrombie & Fitch, or Banana Republic; grown tired of the department store experience; and/or developed an appreciation of better brands and styling but is unable or unwilling to pay prices typical of these brands. This consumer is looking for a sensible fashion equation – classically styled, tailored clothing, constructed of high quality fabrics, and offered at affordable prices.

     The Company’s strategy is to capture this consumer’s attention by becoming the branded “category killer” for men’s woven shirts sold through its Kuhlman “small-box” format. Management believes that woven shirts have become the primary wardrobe driver for both men and women customers and will continue to be so for the foreseeable future. Scott and Susan Kuhlman identified the emergence of this trend in Europe three years ago and believe it has 10-15 years to run. To establish the connection with the consumer it targets, Kuhlman offers what it believes are the highest quality woven shirts at the most competitive price on the market. Additionally, the Kuhlman brand includes distinctive styling in its shirt design by adding color, slightly taller collar bands and unique cuffs. In just a short time, Management has found that woven shirts with interesting colors and stripes are becoming known as “Kuhlmans,” the same way jeans are known as “Levis,” or cotton pants as “Dockers.”

The Product

     Having spent their careers in product development and sourcing for large retailers, Scott and Susan Kuhlman believe they understand European apparel movements and how to translate and adapt them to the American marketplace. The Company grew out of the Kuhlman’s vision of a brand that represents affordable, fashionable luxury. The product line begins with woven shirts. Fabrics are sourced at the finest European mills where the Kuhlmans have longstanding relationships. A unique model of vertical integration allows the Company to offer consumers the most current fashion with quality similar to merchandise selling at twice or triple the Kuhlman retail price. Stores characterized by small boxes and bold colors stand in contrast to the typical department store or traditional men’s clothing retailer. Colorful shirts hang on racks rather than lay folded on shelves. Shirts are made to European sizing – quoted in centimeters (40, 41, 42, etc.) rather than the American custom of collar and sleeve length. This contributes to Kuhlman’s unique brand distinction while allowing for a reduced number of SKUs to carry in inventory.

     The immediate value proposition is to entice the consumer with a high quality, classic woven shirt, updated with current fashion trends, at a $55 price point. The Company believes that a shirt of similar quality sells for $125-200 at competing retailers. Currently, approximately 80% of store inventory is comprised of shirts marketed under the Kuhlman brand name. As the brand becomes established,

Kuhlman is introducing other attire such as trousers, blazers, sweaters and ties, all designed to complement a wardrobe built around the woven shirt. For instance, the Kuhlman men’s line includes three trousers: cotton khaki, gray wool pant, and blue jean. Kuhlman also sells a softly tailored navy blazer constructed with a premium fabric. A customer can match these with brightly colored ties from Como, Italy made of the finest silk. In a few of its stores, the Company also offers finely tailored Italian suits. These products all share the same sense of quality, fashion and affordability as the woven shirts. By “hooking” the consumer with its shirts and subsequently adding other apparel, Kuhlman provides an understandable wardrobe building strategy to its consumer. Kuhlman’s focused merchandise selection and coordination is designed to assist consumers in acquiring a simple, stylish and complete wardrobe.

     Assembling this wardrobe is done with an emphasis on high quality merchandise sold at uniquely low prices. The Company’s fashion perspective and consumer value proposition is founded in a lifestyle that implies luxurious living – in which luxury does not require paying high prices. Kuhlman has adopted a one-price strategy for its merchandise: shirts $55, ties $39, trousers $65, blazers $250 and suits $495. Customers’ feedback is extremely positive because they have certainty about the price they will pay for an item of apparel before they enter a Kuhlman store. They also have confidence that the same item will not be marked down in the future. The Company thereby avoids the promotion sales mentality that leads consumers to shop only when merchandise is “on sale.” The Company seeks to generate immediate response in another way as well. By limiting production runs, inventory turns quickly. Customers continually see different merchandise when they visit a store. This creates a sense of urgency for purchase. Through one-time availability and quick turns, the Company creates a buy-now approach. This coupled with the one-price strategy eliminates the reason for deferring the buy decision.

     The Company is in the process of introducing its “basics program” consisting of selling dress shirts in white, blue and other basic colors. This is an important product line extension for the Company because basics comprise in excess of 50% of shirt sales in the apparel industry. When Kuhlman first began opening stores, management believed it was essential to present a completely unique value proposition to customers in order to establish the brand. This centered on displaying an inventory with an exciting new look constructed with the fine fabrics. The Company believes that its customers will now purchase their basics from Kuhlman as well. Ultimately, the Company seeks its basics program to drive increased store sales and inventory turns since the goal is for basics program is to represent 30% of revenues while occupying only 20% of inventory.

     Kuhlman has done little mass media advertising to date. The Company believes that the brand’s success has been achieved as a result of customers discovering it on their own or learning about it via word of mouth. Management feels that a personal connection is developed with the brand by providing fashionable styling and a wardrobe building strategy geared to individuality. Enthusiasm for the brand is evidenced by the growing number of hits on the Company’s website. Monthly website hits have grown substantially over the past few months. This broad-based enthusiasm coupled with extensive inquiries from women led Kuhlman to develop a line of women’s apparel and stores. As of year end, the Company had opened two stores dedicated to the woman consumer. While the men’s concept will drive growth in 2005, the Company strongly believes that the value proposition, and the fundamental approach of building a wardrobe around the woven shirt, extends across gender lines.

Business and Merchandising Strategy

     Multi-Channel Distribution. Kuhlman complements its core retail store business with a wholesale sourcing business for larger retailers. The Company believes that the bureaucratic infrastructure of large retailers renders them incapable of acting in the nimble and flexible manner required to respond to and capitalize on quickly changing fashion trends and design coordination. To serve this growing need and to enjoy the synergies provided to its own retail operations, Kuhlman offers design, procurement and manufacturing sourcing to large retailers under private label. The Company’s current clients include Marshall Fields, Nordstrom, Kohl’s, Sears and several others.

     Wholesale sourcing affords Kuhlman another channel to monetize its expertise at attractive margins. While the fashion themes of the product sold through the wholesale channel remain consistent with those of the Company’s retail stores, design details are sufficiently differentiated from Kuhlman-branded products. In addition, to the revenue and gross profits from the wholesale business, the Company benefits further by (i) volume-based cost reductions achieved at both the mill and manufacturing levels; and (ii) elimination of middleman profits throughout the supply chain.

     Vertical Integration. The Company has extensive supply chain expertise in the apparel industry. Thus, the Company has developed a direct to consumer model. The Kuhlman direct to consumer model seeks to remove costs throughout the apparel supply chain by eliminating unnecessary and costly steps from fabric mills, manufacturers, wholesale buyers, distributors, retailers, to, finally consumers. Kuhlman negotiates directly with fabric mills and drives relationships with manufacturers to produce to the Company’s specifications. By integrating up the supply chain, Kuhlman eliminates the need to support an extensive network of wholesale and retail relationships, thereby avoiding intermediary mark-ups and allowing the Company to pass its savings along to its customers.

Purchasing and Distribution

     The Company designs and sources merchandise from what Management believes are the best factories and finest fabric mills in the world. This core competency is a cornerstone of Kuhlman’s operations strategy. At present, all Kuhlman shirts are manufactured in Turkey and use only the finest fabrics from Turkey and Italy. Shirt fabrics use a number grading system, with the best fabrics being 120’s quality. This quality scale goes down to 30’s quality, which are used in shirts found in stores such as Walmart and Kohl’s. An additional grading system is based upon using 2 plys of yarns, or twisting two yarns together for a stronger more stable yarn. Kuhlman shirts use a minimum of 80’s quality fabrics and most often 2 ply fabrics, thus making the Company’s shirts a very high quality product proposition for the consumer. The Company purchases a majority of its merchandise no more than 60 days in advance of delivery. Scott and Susan Kuhlman and their staff regularly travel to factories and fabric mills in order to inspect production capabilities, piece goods quality, and other aspects of production. Currently, the Company sources its merchandise exclusively from European factories. The Company is working to expand the number of vendors from whom it purchases product to ensure reliable, uninterrupted sources of merchandise.

     The Company utilizes a centralized distribution receiving and shipping practice. Currently, merchandise is either shipped directly from manufacturing sites in Europe to Kuhlman retail stores or received at the Company’s headquarters in Minneapolis where it is sorted, tagged with bar-coded tickets and packaged for distribution to stores. The Company’s goal is to ship the majority of its merchandise out to the stores within one to two business days of receipt. In addition, the Company ships additional inventory for restock as store sales occur. This system allows the Company to control inventory flows. Thorough, precise inventory management allows the Company to minimize overstock by redirecting slow-moving inventory to stores that are experiencing greater success with the fashion.

     The Company has recently committed to develop a more sophisticated computerized system for tracking merchandise from the time it leaves the factory and enters the Company’s distribution system to when it sold to the customer. The objective is to insure that (i) store shipments are delivered accurately and promptly, (ii) store inventories remain constant, and (iii) merchandise is properly allocated among stores. In addition, this system will allow Kuhlman to monitor store sales by merchandise classification, SKU, color and size to determine types and amounts of products to purchase, detect products and trends that are emerging or declining, and optimize product mix in its stores by responding to the spending patterns of its customers. Properly executed, this system will allow stores to carry a reduced inventory and increase turnover, while continuing to satisfy consumer demand.

Brand Building and Marketing

     The Kuhlman brand is about classic styling and “correct clothing” that is right for the moment which can be purchased at understandable prices. The Company believes that its Kuhlman brand will be its most important asset. The ability of the Company to continuously evolve the brand to appeal to the changing needs and priorities of the target client bases is a key source of its competitive advantage. All aspects of brand development for both retail concepts, including product design, store merchandising and shopping environments, channels of distribution, and marketing and advertising, are controlled by the Company. The Company plans to continue investment in the development of its brand through, among other things, client research, advertising, in-store marketing, direct mail marketing, and its internet presence. The Company also plans to make investments to enhance the overall client experience through the opening of new stores, the expansion and remodeling of existing stores, and a focus on client service.

     To date, the Company’s primary marketing channels have consisted of e-mail, internet marketing, press derived from its “press kits,” and other grass roots marketing strategies. Kuhlman stores attempt to capture most e-mail addresses of the customers that purchase a product and from visitors to its website. Enthusiasm for the brand is evidenced by the growing number of hits on the Company’s website. Monthly website hits have grown from 400,000 in October to 650,000 in December. The Company intends to utilize e-mail as its primary method for staying in contact with its customers. The Company believes that the brand’s success to date can be attributed to its grass roots and internet based marketing strategies. Management feels that a personal connection is developed with the brand by providing fashionable styling and a wardrobe building strategy geared to individuality. In order to find new customers, the Company intends to continue to rely on press derived from its “press kits,” some local advertising, word of mouth, and opening stores in high foot traffic locations throughout the United States. Over time, the Company will implement new initiatives to further its omni-living brand concept.

Store Locations and Expansion Strategies

     The Company’s strategy is to develop a nationally recognized Kuhlman brand by opening in as many retail sites as possible; primarily in upscale shopping malls and, secondarily, in upscale street locations and open air life style centers that present attractive demographics. Since opening its first store in August 2003, the Company has quickly expanded to 30 Company-operated retail stores in 16 states as of June 1, 2005. The Company has entered into leases and expects to open ten additional stores by July 1, 2005, bringing the Company’s total stores to 40 in 16 states. The Company’s stores compete in the “better-priced” market with all but two located in upscale malls. One store is located in a trendy storefront neighborhood in Chicago and others in Auburn Hills, Michigan (near Detroit) and Albertville, Minnesota (near Minneapolis), branded as “K-Space,” serve as an outlet which provides clearance activities for the stores. The Company recently opened a store on the highly visible concourse level of Rockefeller Center and expects to have five additional stores opened in Manhattan by December 31, 2005.

     The Company intends to create a nationally recognized brand by opening “small-box” formats in the best mall locations across the United States. There are generally thought to be 400 upscale malls in the country and Kuhlman aspires to be represented in as many as possible. Mall owners are receptive to the concept of a men’s specialty apparel presence because there has been little innovation in the space. Given that malls are largely filled with women’s wear, children’s, furniture and jewelry, any new concept appealing to men broadens traffic demographics and will be viewed favorably. These considerations allowed Kuhlman to gain access to several nationally known shopping centers such as the Galleria in Edina, MN and Harborplace in Baltimore, Maryland despite being a relatively unknown business. Store locations were frequently not ideal, but offered the opportunity to establish the Company in the minds of developers and owners. Kuhlman is only now beginning to enjoy a popular buzz and can leverage these development stage conversations into better placements in current locations and entry to new malls as well.

     The Kuhlman “small-box” store format serves it well as it seeks more and better store sites. The versatility of the “small-box” model with its visually striking storefront appearance is an attractive alternative for the mall owner to fill a small space. The Company’s unique ability to open stores quickly and “turn the lights on” with an exciting lively concept is far superior to a dark, empty hole in an upscale mall. Inexpensive build-outs with a high degree of portability allow for easy migration to better store locations within the same mall.

     Furthermore, the Company has found that mall developers are receptive to providing the Company with competitively priced, no risk leases, in order to incorporate the Kuhlman concept in their malls’ overall storefront merchandising strategy. These leases take the form of a percentage of sales charge (with a minimum) instead of the traditional long term obligation. The flexibility of a month-to-month arrangement coupled with the Company’s ability to execute a low cost buildout permits a quick and inexpensive move if a better alternative within the mall presents itself. Also, the Company has the option of securing a longer term fixed rent lease if it chooses.

•	The Company’s criteria used when considering a particular location for expansion include:

•	Mall location, anchor tenants, tenant mix, average sales per square foot;

•	Available location within a mall, square footage, and storefront width;

•	Market area, including economic vitality and proximity to existing markets to capitalize on name recognition and store clustering strategy;

•	Cost of rent, including minimum rent, common area and extra charges; and

•	Estimated construction costs and tenant allowances.

     The Company is pursuing a store cluster expansion strategy to exploit the Kuhlman brand. Establishing a visible high traffic anchor store in a new geography is the first step in penetrating a new market. This missionary development of a new market takes some time. This investment has already been made in several new territories. In the past 18 months the Company has opened 11 territories with single stores. Management believes that second and third stores in a specific market will ramp to steady state much more quickly than the first store as consumer awareness grows within the geography. For instance, the Minneapolis and Miami markets are examples where second store openings have outperformed the first store openings. At present, 16 of the Company’s 40 stores are the only Kuhlman presence in their markets. In 2005, every one of these markets will be adding another location.

     The growth in the number of stores, a successful holiday season in 2004 and the significant increase in hits on the Company’s website all point to growing brand awareness. Another possibility being considered is airport stores which would increase visibility and be consistent with the “small-box” format.

Management Information Systems

     The Company is currently is installing an improved management information system and will continue its implementation with the proceeds of this offering. The Company plans to develop a more effective computerized system for reporting critical information to management in conjunction with its new system for purchasing and distribution.

     Management monitors the performance of each of its stores on a continual basis. Daily information is used to evaluate inventory, analyze profitability and assist management in the scheduling and compensation of employees.

Employees

     As of the date of this current report, the Company had approximately 150 employees—approximately 48 of whom were full-time. The Company’s personnel plan calls for the average Kuhlman store to have 3-4 part time employees. Part-time employees receive $8 per hour and 2% commission. The Company’s personnel plan calls for one regional manager for every 5 to 6 stores. The Company intends to hire regional managers who will oversee clusters of stores in a particular geographic area. Regional managers will receive a base salary and receive 2% commission on sales for stores that are under their responsibility. The Company requires additional managers for operations, marketing, shipping and distribution, and operations.

Competition

     The men’s and women’s retail apparel industries are highly competitive with fashion, selection, quality, price, location, store environment and service being the principal competitive factors. While the Company believes that it is able to compete with other merchandisers, including department stores and specialty retailers, the Company believes it competes mainly on the basis of merchandise selection and consumer value proposition.

     In the men’s merchandise areas, the Company competes with specialty retailers such as Banana Republic, Mark Shale, American Eagle Outfitters, and the Gap. In addition to specialty retailers, the Company competes with certain department stores, such as Dillard’s, Federated, Nordstrom’s, May Company, Saks and other local or regional department stores and specialty retailers, as well as with mail order and internet merchandisers.

     In women’s merchandise areas, the Company competes with specialty retailers such as Limited, Ann Taylor, and Chico’s. In addition to specialty retailers, the Company competes with certain department stores, such as Dillard’s, Federated, Nordstrom’s, May Company, and Saks, other local or regional department stores and specialty retailers, and certain mail order and internet merchandisers.

     Kuhlman stores will seek to effectively compete against its competitors by: (i) maintaining quick turning inventory showing new styles on a more frequent basis; (ii) employing a one price strategy — shirts $55, ties $39, trousers $65, blazer $250; (iii) becoming a “Category Killer” in woven shirts, the leading wardrobe driver, (iv) offering focused merchandise and a total wardrobe strategy, and (v) providing a unique store environment for consumers.

Trademarks

     We have applied for federal trademark registration of “Kuhlman,” “Apparel from a Different Perspective,” “SK2” and “K-Space.” The United States Trademark office has initially refused registration of “Kuhlman” because the examiner contends that the “Kuhlman” mark is primarily a surname.

Corporate Matters

     The Company’s corporate office is located at 701 North Third Street, Minneapolis, MN 55401; telephone: 612.338.5752. The Company’s website is www.kuhlmancompany.com.

Risk Factors

     The purchase of shares of the Company’s common stock is very speculative and involves a very high degree of risk. An investment in the Company is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to securities of the Company.

     We are a development-stage company with a very limited history of operations. SK2, the operating company for Kuhlman stores and wholesale operations, was formed in Delaware in December 2003 and we opened our first retail store in August 2003. We are a development stage company with limited operating history upon which to evaluate our business model and prospects. As of December 31, 2003, we had five retail stores open. As of the date of this current report, we have opened or have executed leases to open 40 stores. As such, we have limited operating history to fully evaluate the long term viability of our business and the acceptance of our planned expansion. Potential investors should consider the risk, expenses and unforeseen difficulties encountered in connection with the operation and development of a business stage business, as well as the risks and uncertainties frequently encountered by early stage, specialty retail apparel companies. As a relatively new business, we are subject to all the risks inherent in commercial operations, including unforeseen difficulties and obstacles. There can be no assurance that we will be successful at developing a profitable chain of Kuhlman retail apparel stores.

     We are not currently profitable and expect to incur future losses. We have a history of losses and expect to incur substantial expenses associated with increased store development and general and administrative expenses. We also plan to invest in systems and the infrastructure necessary to support the current and future grow of our retail expansion efforts. As a result, we expect to continue to incur net losses through at least the fiscal year ending 2005. Our business strategy and expansion efforts may not be successful and we may not be profitable in any future period.

     We may require additional capital in the near future. The Company may require significant additional capital if cost overruns or unforeseen contingencies arise. The purpose of the Merger is to have greater access to capital through the public markets. Nevertheless, there can be no assurance that additional financing will be available through the public markets, or otherwise, at terms favorable to the Company or its shareholders. If adequate funding is not available, the Company may be required to slow its expansion strategy or cease operations altogether.

     We may not be able to continue to anticipate consumer demand and design merchandise which consumers will purchase. The Company’s success is largely dependent upon its ability to forecast the tastes of its customers and to provide merchandise that satisfies customer demand in a timely manner. The Company’s failure to anticipate, identify, or react appropriately to changes in fashion trends could have a material adverse effect on the Company’s business, financial condition and results of operations. Misjudgments or unanticipated changes in fashion trends could lead to excess inventories and markdowns, and continued fashion misjudgments could have a material adverse effect on the Company. The Company’s failure to anticipate, identify and react to fashion trends with its merchandise could have a material adverse effect on the Company.

     We may not be able to open new successful stores and manage our expected rapid growth. Kuhlman’s continued growth depends on its ability to open and operate stores on a profitable basis and on management’s ability to manage the Company’s expansion. The Company has opened a total of 30 stores as of the date of this current report and expects to open an additional ten stores by July 1, 2005. The Company plans to open a total of 80 stores by December 31, 2005. Since its inception, the Company has closed four stores primarily due to geographic location and/or economic conditions. The Company has opened 28 of its stores since January 1, 2004. The Company’s recent and planned expansion includes the opening of stores in both existing and new geographic markets. Opening stores in new markets has presented, and may continue to present, competitive and merchandising challenges that are different from those faced by the Company in its existing geographic markets. Our planned expansion is dependent upon a number of factors, including the ability of the Company to locate and obtain favorable store sites, negotiate acceptable lease terms, obtain adequate merchandise supply and hire and train qualified management and employees. Factors beyond the Company’s control may also affect the Company’s ability to expand, including general economic and business conditions affecting consumer spending. There can be no assurance that the Company will achieve its planned expansion or that such expansion will be profitable.

     The Company’s continued growth will place an increasing strain on the Company’s resources, and the Company could experience difficulties relating to a variety of operational matters, including hiring, training and managing an increasing number of employees, obtaining sufficient quantities of merchandise from vendors, obtaining sufficient material and contract manufacturers to produce its products, expanding its distribution facility and enhancing its financial and operating systems. There can be no assurance that the Company will be able to manage its growth effectively. Any failure to manage growth could have a material adverse effect on the Company’s business, financial conditions and results of operations.

     We plan to introduce new product lines and new larger store formats which may not be successful. The Company has recently launched a line of women’s merchandise and has opened two women’s only stores as of the date of this current report. The Company believes that the addition of women’s merchandise will have a positive impact on the Company’s results of operations. However, the Company believes there are many additional risks associated with offering women’s merchandise. For example, (i) the Company believes that women’s categories will be subject to greater competitive pressure than the Company’s other apparel categories, and (ii) the Company’s management team has less experience with respect to the identification and appropriate reaction to fashion trends in women’s merchandise. As a result, no assurance can be given that the addition of women’s merchandise will prove to be profitable over either the short or longer term.

     In addition, the Company intends to experiment with increasing the size of new stores, in which expanded merchandise selections are offered, including women’s merchandise. The Company believes that the results form larger store formats will be favorable but will entail greater risks as a result of (i) the higher level of expense associated with opening and operating larger format stores, and (ii) the Company’s short operating history with a limited selection of men’s merchandise. Accordingly, there can be no assurance that larger store formats will prove to be profitable over either the short or long term.

     We have experiences fluctuations in comparable store net sales results, which will likely have a material adverse effect on our ability to forecast sales and revenues. The Company’s comparable store net sales results have fluctuated significantly and are expected to continue to fluctuate in the future. A variety of factors affect the Company’s comparable store net sales results, including store locations in the mall, the location of the mall, merchandise mix, fashion trends, the retail sales environment, calendar shifts of holiday periods, actions by competitors, weather conditions, and general economic conditions. There can be no assurances that the comparable store net sales results will meet the Company’s projections and not decrease over time. The failure of the Company’s comparable store net sales to meet projections will have a material adverse effect on the Company.

     We materially rely on a few key vendors and contract manufacturers. The Company does not own or operate any manufacturing facilities and does not have any long term contractual relationships with its key vendors and contract manufacturers. The Company’s business is dependent upon its ability to purchase apparel at competitive prices in adequate quantities with timely deliveries from third party providers. Most of the Company’s vendors and contract manufacturers are foreign businesses and have limited resources, production capacities and operating histories. The inability or unwillingness of key vendors and contract manufacturers to increase their sales to the Company to keep pace with the Company’s anticipated growth, or the loss of one or more key vendors or contract manufacturers for any reason, could have a material adverse effect on the Company’s business, financial condition and results of operations. In fiscal 2004, the Company’s two larges vendors and contract manufacturers in the aggregate accounted for approximately 90% of the Company’s net sales. The Company is seeking to diversify its product sources; however there can be no assurance that the Company will be successful in doing so. Moreover, even if successful, there can be no assurance that the Company will be able to acquire merchandise in sufficient quantity and on terms favorable to the Company in the future. Delays in receiving merchandise, or deterioration in the quality of such merchandise, could materially and adversely affect the Company’s business, financial condition and results of operations.

     We purchase all of our merchandise from foreign sources. Currently, all of the Company’s merchandise is manufactured and sourced outside the United States, principally in Italy and Turkey. As a result, the Company’s operations are subject to the risks generally associated with doing business abroad, such as foreign government regulations, political instability, regulations relating to imports, the imposition of duties, taxes and other charges on imports, significant fluctuations in the value of the dollar against foreign currencies or restrictions on the transfer of funds. The Company has experienced delays in receipt of merchandise due to import regulations. The inability of a contract manufacturer to ship orders in a timely manner or the inability of the Company to receive orders in a timely manner could cause the Company to fail to meet the merchandise requirements of its stores for those items, which could result in lost sales and dissatisfied customers. Any significant interruption in the Company’s foreign sourcing would have a material adverse effect on the Company’s business, financial condition and results of operations.

     We are subject to economic conditions and consumer spending trends. Historically, the apparel industry has been subject to substantial cyclical variations. The Company’s business is sensitive to changing levels of consumer spending and the Company’s sales and profitability may be adversely affected by unfavorable local, regional or national economic conditions. A substantial number of the Company’s stores are located in regional shipping malls and the Company’s sales benefit from a high volume of traffic in such malls. The Company therefore depends in part on the ability of mall “anchor” tenants and other area attractions, including movie theaters, to generate consumer traffic in the vicinity of the Company’s stores. The Company’s sales also depend on continuing popularity of malls as shopping and leisure-time destinations for young adults. Mall traffic and sales volume may be adversely affected by economic downturns, severe weather, natural disasters, a decrease in the amount of discretionary income of the Company’s customers, the closing of anchor department stores and declines in the desirability of the shopping environment in a particular mall, all of which could adversely affect the Company’s business, financial condition and results of operations.

     We open stores in geographic clusters and are therefore subject to local and regional market risks. The Company plans to expand its stores in geographic clusters. Thus, Kuhlman plans to expand within its existing markets, enter new markets, and expand within those new markets. As a result, the Company will be susceptible to fluctuations in its business caused by severe weather, natural disasters or adverse economic conditions in the geographic regions it is located and in any other regions in which the Company establishes a significant presence, which could have a material adverse effect on the Company’s business, financial condition and results from operations.

     We distribute all of our merchandise through a single distribution facility. The distribution function for all Company stores in handled from a single facility located at the Company’s headquarters in Minneapolis, Minnesota. The Company may need to relocate its distribution center to a larger facility if the Company’s growth plans are realized. Any significant interruption in the operation of the distribution facility, due to relocation or otherwise, would have a material adverse effect on the Company’s business, financial condition and results of operations.

     We anticipate experiencing a high degree of seasonality with our sales results. The Company’s business is seasonal by nature, with the holiday periods historically accounting for the largest percentage of annual net sales. The holiday season, from October to December, has proven thus far to be our seasonal spike in sales volume. The Company must continue to successfully execute its holiday season because having too little merchandise or too much merchandise will have a material adverse effect on the Company. Outside of the holiday season, monthly sales do not fluctuate widely within each store given the Company’s one price strategy and lack of discounting. Nonetheless, the Company’s quarterly results of operations in the future may fluctuate significantly as a result of a variety of factors, including the timing of store openings, the amount of revenue contributed by new stores, changes in the mix of products sold, overstocking or understocking of merchandise, the timing and level of markdowns, the timing of store closings, expansions and relocations, competitive factors and general economic conditions.

     We participate in a very competitive retail apparel industry environment. The retail apparel business is highly competitive. Kuhlman competes on a national level with certain leading department stores and national retail chains which offer the same or similar brands and styles of merchandise. In addition, Kuhlman also competes with a wide variety of regional and local specialty stores. Most of Kuhlman’s competitors are larger and have significantly greater resources than the Company, and there is no assurance that the Company will compete successfully in the future.

     We are dependent upon Scott Kuhlman and Susan Kuhlman and must recruit and retain additional key personnel. The Company is highly dependent upon the services of its key personnel, particularly Scott Kuhlman and Susan Kuhlman. The loss of the services of Scott Kuhlman or Susan Kuhlman would have a material adverse effect on the Company’s business, financial condition and results of operations. We have employment agreements with, and maintain key person insurance on, Scott and Susan Kuhlman.

     In addition, we will need to hire and retain personnel with advanced skills and experience in the field of apparel retailing, rapid growth expansion and operations in the retailing industry. The Company’s inability to attract and retain such additional qualified personnel in the future could have a material adverse effect on the Company’s business, financial condition and results of operations.

     We have limited trademark rights, copyrights, or proprietary business methods. We currently have limited proprietary patents, trademark right or copyrights relating to our business. We expect to seek protection of our trademark rights and other intellectual property rights as necessary to protect our business. Nevertheless, there is no assurance that we will be able to obtain intellectual property rights relating to any aspects of our business, and we may discover that a third party possess rights to intellectual property necessary for our business, which could require us to enter into a license agreement with such third party on terms that may not be favorable to us. Moreover, there can be no assurance that a third party would license technology to us on any terms.

     Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms. Additional risks may exist since we became public through a “reverse merger.” Security analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of its common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our Company in the future.

     We are subject to Sarbanes-Oxley and the reporting requirements of federal securities laws, which can be expensive. As a result of the Merger, we are subject to Sarbanes-Oxley and became a public reporting company and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws. The costs of compliance with Sarbanes-Oxley and of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained privately-held and did not consummate the Merger.

     We cannot assure you that the Company common stock will be listed on the American Stock Exchange or any other securities exchange. We plan to seek listing of the Company common stock on the American Stock Exchange (“AMEX”) as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of this or any other stock exchange, or that we will be able to maintain a listing of the Company common stock on AMEX or any other stock exchange. Until the Company common stock is listed on the AMEX or another stock exchange, we expect that the Company common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of Company common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.

     There is not now, and there may not ever be an active market for shares of our common stock. In general, there has been very little trading activity in shares of Company common stock. Over the past three months, the average daily trading volume (as reported by BigCharts.com and Yahoo Finance) has been less than 1,000 shares. The relatively small trading volume will likely make it difficult for our shareholders to sell their shares as and when they choose. Furthermore, small trading volumes generally depress market prices. As a result, you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate.

     Because it is a “penny stock,” you may have difficulty selling shares of our common stock. Our common stock is a “penny stock” and is therefore subject to the requirements of Rule 15g-9 under the Securities and Exchange Act of 1934. Under this rule, broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk- disclosure document prepared by the Securities and Exchange Commission. Under applicable regulations, our common stock will generally remain a “penny stock” until and for such time as its per-share price is $5.00 or more (as determined in accordance with SEC regulations), or until we meet certain net asset or revenue thresholds. These thresholds include the possession of net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 in the event we have been operating for at least three years or $5,000,000 in the event we have been operating for fewer than three years, and the recognition of average revenues equal to at least $6,000,000 for each of the last three years. We do not anticipate meeting any of the foregoing thresholds in the foreseeable future.

     The penny-stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny-stock transactions. As a result, there is generally less trading in penny stocks. If you become a holder of our common stock, you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate.

     Our articles of incorporation grant the Company’s board of directors with the power to designate and issue additional shares of common and/or preferred stock. Our authorized capital consists of 72,000,000 shares of capital stock, of which 50,000,000 have been designated as common stock and the remaining 22,000,000 are available for issuance as preferred stock. Pursuant to authority granted by the Company’s articles of incorporation, our board of directors, without any further action by the shareholders, may designate and issue shares in such classes or series (including classes or series of common stock and/or preferred stock) as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights. However, all shares of capital stock currently eligible for issuance as preferred stock have been designated for issuance as Series A Preferred Stock. The rights of holders of classes or series of common stock or preferred stock that may be issued could be superior to the rights of the common stock offered hereby. Our board of directors’ ability to designate and issue shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect other rights appurtenant to the shares of common stock offered hereby. Any such issuances will dilute the percentage of ownership interest of our shareholders and may dilute the book value of the Company.

     As of the date of this current report, our board of directors has designated 22,000,000 of our shares for issuance as “Series A Preferred Stock.” At the effective time of the Merger, the Company issued approximately 14,749,950 shares of Series A Preferred Stock, and options and warrants to collectively purchase approximately an additional 321,461 shares of Series A Preferred Stock. All of these securities are currently outstanding.

     We have never paid dividends and do not intend to do so for the foreseeable future. Neither Kuhlman nor the Company have ever paid dividends on our respective capital stock and we do not anticipate that we will cause the Company to pay any dividends after the Merger, for the foreseeable future. Accordingly, any return on an investment in our Company and will be realized, if at all, only when you sell shares of Company common stock.

     The Company may have material liabilities of which Kuhlman is not aware. Although we have conducted a due diligence review of the financial condition and legal status of the Company, the Company may have material liabilities that we do not discover until after the consummation of the Merger. Further, although the Merger Agreement contains customary representations and warranties from the Company concerning its assets, liabilities, financial condition and affairs, Kuhlman (as the operating entity following the Merger) may have no recourse against the Company or its former or current owners or principals in the event these prove to be untrue.

Forward-Looking Statements

     This current report certain statements that are “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and includes, among other things, discussions of the Company’s business strategies, future operations and capital resources. Words such as, but not limited to, “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

     Forward-looking statements are included in the section of this current report entitled “Description of Newly Acquired Kuhlman Business.” Although the Company believes that the expectations reflected in such forward-looking statements are generally reasonable, it can give no assurance that such expectations will ultimately prove to be correct. Generally, these statements relate to: business plans and strategies, projected or anticipated benefits or other consequences of market conditions and opportunities, business plans or strategies, projections involving anticipated sales and revenues, expenses, projected future earnings and other aspects of operational results. All phases of the Company’s operations are subject to a number of uncertainties, risks and other influences, most of which are outside the Company’s control, and any one or combination of which could materially and adversely affect the results of the Company’s operations, and also, could affect whether any such forward-looking statements contained in this prospectus ultimately prove to be accurate. Important factors that could cause actual results to differ materially from the Company’s expectations are summarized in the section captioned “Risk Factors” above.

Item 3.02. Unregistered Sales of Equity Securities.

     As disclosed under Item 2.01 above, in connection with the Merger the Company issued an aggregate of approximately 14,749,950 shares of its Series A Preferred Stock of the Company to the former holders of Kuhlman common stock, and other securities having the right to purchase approximately an additional 321,461 shares of Series A Preferred Stock, all of which were unregistered. For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder. The Company relied on this exemption and/or the safe harbor rule thereunder based on the fact that there were approximately only 90 shareholders of Kuhlman who were recipients of such unregistered shares in connection with the Merger, all of whom, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment, and had access to information regarding Kuhlman, the Company and the Merger transaction.

Item 5.01.	Changes in Control of Registrant.

     The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The disclosures regarding the reconstitution of the Company’s board of directors, the resignation of the Company’s Chief Executive and Chief Financial Officers, and the appointment of new Chief Executive and Chief Financial Officers, all set forth in Item 2.01 above, are hereby incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     The disclosures regarding changes made the Company’s articles of incorporation immediately prior to the Merger, set forth in Item 2.01 above, are hereby incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

     (a) As a result of its acquisition of Kuhlman described in Item 2.01, the Company will file Kuhlman’s audited financial information required by Items 2.01 and 9.01 of Form 8-K prior to August 26, 2005, the 71st date after the date on which this current report was due, as permitted by Item 9.01 of Form 8-K.

     (b) As a result of its acquisition of Kuhlman described in Item 2.01, the Company will file the pro forma financial information required by Items 2.01 and 9.01 of Form 8-K prior to August 26, 2005, the 71st date after the date on which this current report was due, as permitted by Item 9.01 of Form 8-K.

     (c) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger and Reorganization by and among Kuhlman Company, Inc. (f/k/a Gaming Venture Corp., U.S.A.,), Gaming Venture Newco, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and SK2, Inc., a Minnesota corporation owning and operating the business of the Kuhlman retail stores.

2.2	Certificate of Merger relating to the merger of Gaming Venture Newco, Inc. with and into SK2, Inc.

3.1	Certificate of Amendment to the Company’s articles of incorporation.

3.2	Certificate of Designation of the Company’s Series A Preferred Stock.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.: (Registrant)
Date: June 16, 2005	By:	/s/ Jon Gangelhoff
Jon Gangelhoff, Chief Financial Officer

EXHIBIT INDEX

     2.1 Agreement and Plan of Merger and Reorganization by and among Kuhlman Company, Inc. (f/k/a Gaming Venture Corp., U.S.A.,), Gaming Venture Newco, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and SK2, Inc., a Minnesota corporation owning and operating the business of the Kuhlman retail stores (incorporated by reference to Exhibit 10 to the registrant’s current report on Form 8-K filed on April 18, 2005).

     2.2 Certificate of Merger relating to the merger of Gaming Venture Newco, Inc. with and into SK2, Inc. (filed herewith).

     3.1 Certificate of Amendment to the Company’s articles of incorporation (filed herewith).

     3.2 Certificate of Designation of the Company’s Series A Preferred Stock (filed herewith).